99 CENTS ONLY STORES ANNOUNCES THE SALE OF 3.5 MILLION SHARES OF COMMON STOCK AT $38.125

CITY OF COMMERCE, Calif.--April 29, 1998--99 Cents Only Stores Wednesday announced the sale of 3.5 million shares of common stock at $38.125.

     Of the shares sold, 2.75 million shares were sold by certain selling shareholders and 750,000 shares were sold by the company. The expenses of the offering are being paid entirely by the selling shareholders.

     Merrill Lynch & Co., Goldman, Sachs & Co., Salomon Smith Barney, EVEREN Securities Inc. and Piper Jaffray Inc. managed the offering.

     99 Cents Only Stores is the nation's oldest existing one-price retailer. 99 Cents Only Stores emphasizes name-brand consumables at an excellent value, in clean, attractively merchandised stores. The company's newest store, the fourth to open this year, will open Thursday in Lancaster, Calif.

     The company's common stock is traded on the New York Stock Exchange.

CONTACT:  99 Cents Only Stores, City of Commerce, Calif.
          Eric Schiffer, senior vice president, 213/881-9912